UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

THERMOENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

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THERMOENERGY CORPORATION

124 W. Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Telephone 501.376.6477
Facsimile 501.375.5249

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK

To the Stockholders of ThermoEnergy Corporation:

We are writing to advise you that the holders of outstanding shares of our Series B Convertible Preferred Stock (the “Series B Stock”) and of our Common Stock, constituting a majority of our issued and outstanding voting stock, have, by written consent in lieu of a meeting of stockholders, adopted resolutions to amend our Certificate of Incorporation for the following purposes:

•
to increase the total number of shares of stock that we are authorized to issue to 455,000,000 shares, of which 425,000,000 shares shall be Common Stock and 30,000,000 shares shall be Preferred Stock, with 208,334 shares of the Preferred Stock designated “Series A Convertible Preferred Stock”, 12,000,000 shares of the Preferred Stock designated “Series B Convertible Preferred Stock” and the remaining shares Preferred Stock undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors; and

•
to expand the definition of “Additional Stock” (as set forth in Section 6(g)(ii) of the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Series B Terms”)) to exclude any shares of Common Stock issued or deemed issued in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding Series B Stock.

These actions were proposed and declared advisable by our Board of Directors on June 21, 2011, in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”) and were approved by the requisite written consent of the holders of a majority of our outstanding capital stock entitled to vote thereon on July 11, 2011, in accordance with Sections 242 and 228 of the DGCL and Section 1.10 of our By-Laws.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the action described herein will not become effective until a date at least twenty (20) days after the date this Information Statement has been mailed to our Stockholders.

By order of the Board of Directors,

Cary G. Bullock
President and Chief Executive Officer
July [ ], 2011

THERMOENERGY CORPORATION

124 W. Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Telephone 501.376.6477
Facsimile 501.375.5249

INFORMATION STATEMENT
July [   ], 2011

This Information Statement has been filed by ThermoEnergy Corporation, a Delaware corporation (the “Corporation”) with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the Corporation’s Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively, the “Stockholders”) to notify such Stockholders that on or about July 11, 2011, we received written consents from Stockholders representing approximately 71.3% in voting power of our Common Stock, Series A Convertible Preferred Stock (the “Series A Stock”) and Series B Convertible Preferred Stock (the “Series B Stock”) outstanding on June 15, 2011 (the “Record Date”) (considered as a single class) authorizing an amendment of our Certificate of Incorporation for the following purposes:

•
to increase the total number of shares of stock that we are authorized to issue to 455,000,000 shares, of which 425,000,000 shares shall be Common Stock and 30,000,000 shares shall be Preferred Stock, with 208,334 shares of the Preferred Stock designated “Series A Convertible Preferred Stock”, 12,000,000 shares of the Preferred Stock designated “Series B Convertible Preferred Stock” and the remaining shares of Preferred Stock being undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors; and

•
to expand the definition of “Additional Stock” (as set forth in the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Series B Terms”)) to exclude any shares of Common Stock issued or deemed issued in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding Series B Stock.

A copy of the Certificate of Amendment to our Certificate of Incorporation, which will effect the amendments described herein and which we intend to file with the Secretary of State on or about the date that is date at least twenty (20) days after the date this Information Statement has been mailed to our Stockholders is included in this Information statement as Annex A.

On June 15, 2011, the Record Date set by our Board of Directors for purposes of determining the Stockholders entitled to vote on the proposed amendments, there were outstanding and entitled to vote (i) 56,867,098 shares of our Common Stock, (ii) 208,334 shares of our Series A Stock, and (iii) 6,320,460 shares of our Series B Stock.  Except as otherwise required by law or the Certificate of Incorporation, the holders of our Common Stock, the holders of our Series A Stock and the holders of our Series B Stock vote together as a single class, with each share of Common Stock and each share of Series A Stock entitling the holder thereof to one vote and each share of Series B Stock entitling the holder thereof to ten votes.  The holders of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Stock have, in the aggregate, 120,280,032 votes on matters presented to them for their consideration and approval.  The consent of the holders a majority of such votes (or 60,140,017 votes) was required for the approval of the proposed amendments to our Certificate of Incorporation.

Stockholders entitled to cast an aggregate of 85,770,376 votes (approximately 71.3% of the total eligible votes) have consented to the proposed amendments. The consenting Stockholders are also the holders of approximately 93.6% of our Series B Stock outstanding on the Record Date (voting separately).

Stockholders have no dissenters’ rights under the DGCL with respect to the adoption of the amendments to our Certificate of Incorporation to which this information Statement relates.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the DGCL provides that, unless otherwise provided in the Certificate of Incorporation, any action that can be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.  Accordingly, we will not hold a meeting of Stockholders to consider or vote upon the amendments set forth above.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of the Record Date, June 15, 2011, with respect to beneficial ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of the directors and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

David Anthony
2105 Natalie Lane
Birmingham, Alabama 35244	30,000	(3)	*

Cary G. Bullock
10 New Bond Street
Worcester, Massachusetts 01606	3,059,775	(3)	5.1%

Dennis C. Cossey
124 West Capitol Avenue, Suite 880
Little Rock, Arkansas 72201	2,816,050	(4)	4.8%

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	10,934,556	(5)	17.0%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	952,500	(6)	1.7%

Teodor Klowan, Jr.
10 New Bond Street
Worcester, Massachusetts 01606	1,784,872	(3)	3.0%

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	751,103	(7)	1.3%

All executive officers and directors as a group (7 persons)	20,328,856	(8)	28.1%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	53,780,887	(9)	52.1%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	57,774,484	(10)	52.0%

Robert S. Trump
89 10th Street
Garden City, New York 11530	30,835,963	(11)	37.7%

Elise C. Roenigk PO Box 230 Eureka Springs, Arkansas 72632	5,773,112	(12)	9.3%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	10,904,556	(13)	16.9%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	25,950,599	(14)	32.5%

Kevin B. Kimberlin c/o Spencer Trask
535 Madison Avenue
New York, NY 10022	26,484,444	(15)	32.7%

Massachusetts Technology Development Corp.
40 Broad St. Suite 230
Boston, MA 02109	13,879,015	(16)	19.9%

BCLF Ventures I, LLC
56 Warren St.
Boston, MA 02119	7,259,343	(17)	11.4%

*	Less than 1%

(1)
Includes shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act.   Shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, which were exercisable or convertible on, or become exercisable or convertible within 60 days after, June 15, 2011  are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)
Based on 56,867,098 shares of Common Stock issued and outstanding on June 15, 2011 plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, held by such individual or entity which were exercisable or convertible on, or which become exercisable or convertible within 60 days after, June 15, 2011.

(3)	All shares are issuable upon exercise of options.

(4)	Includes 1,422,500 shares issuable upon exercise of options.

(5)
Includes 3,357,500 shares owned by The Focus Fund and 7,547,056 shares issuable to The Focus Fund upon the exercise of warrants, conversion of shares of Series B Convertible Preferred Stock, or conversion of convertible debt.  Mr. Hughes is the Managing Director of The Focus Fund and may be deemed to be the beneficial owner of the securities held by such fund; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.  Also includes 30,000 shares issuable upon exercise of options.

(6)	Includes 850,000 shares issuable upon exercise of options and warrants.

(7)
Includes 570,000 shares issuable upon exercise of options and warrants.  Also includes 181,103 shares issuable upon the exercise of warrants held by Christine Reynolds, Mr. Reynolds’s wife.  Mr. Reynolds disclaims beneficial ownership of the shares issuable to Mrs. Reynolds.

(8)
Includes shares issuable upon exercise of options and warrants, conversion of shares of Series B Convertible Preferred Stock, and conversion of convertible debt, as detailed in notes (3) through (7) above.

(9)
This beneficial ownership information  is based on information contained in Amendment No. 8 to the Statement on Schedule 13D filed by The Quercus Trust and Mr. and Mrs. Gelbaum as its trustees on August 13, 2010.  Includes 19,586,210 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 22,720,000 shares issuable upon the exercise of warrants, 4,083,333 shares issuable upon conversion of convertible debt and 30,000 shares upon exercise of options.

(10)
This beneficial ownership information is based on information contained in Amendment No. 3 to the Statement on  Schedule 13G filed by Security Investors, LLC on September 10, 2010.  Includes 20,833,340 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 33,333,344 shares issuable upon the exercise of warrants.

(11)
Includes 9,366,670 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 11,711,104 shares issuable upon the exercise of warrants and 3,934,733 shares issuable upon conversion of convertible debt.

(12)	Includes 30,000 shares issuable the exercise of options, 1,500,000 shares issuable upon the exercise of warrants, and 3,573,523 shares issuable upon conversion of convertible debt.

(13)
Includes 2,977,490 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 4,458,333 shares issuable upon the exercise of warrants and 111,233 shares issuable upon conversion of convertible debt.

(14)
This beneficial ownership information is based on information contained in Amendment No. 5 to the Statement on Schedule 13G filed by the group consisting of Empire Capital Management LLC and its affiliates on May 19, 2011.  Includes 9,852,995 shares issuable upon conversion of  outstanding shares of Series B Convertible Preferred Stock and 13,094,033 shares of Common Stock  issuable upon the exercise of warrants.

(15)
Includes 1,642,780 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 14,722,956 shares issuable upon the exercise of warrants and 7,682,841 shares issuable upon conversion of convertible debt.

(16)
Includes 1,478,180 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 8,086,112 shares issuable upon the exercise of warrants and 3,307,452 shares issuable upon conversion of convertible debt.

(17)
Includes 890,200 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 3,987,449 shares issuable upon the exercise of warrants and 1,803,421 shares issuable upon conversion of convertible debt.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Increase in the Number of Authorized Shares

Our Board of Directors has proposed, and Stockholders holding shares representing a majority of the votes which the holders of our outstanding voting capital stock are entitled to cast have approved, an amendment to our Certificate of Incorporation (i) to increase the number of shares of classes of our capital stock already outstanding, namely Common Stock and Preferred Stock, (ii) to decrease the number of shares of Preferred Stock designated as Series A Convertible Preferred Stock (to reflect the previous surrender and cancellation of shares of Series A Stock upon their voluntary conversion into shares of Common Stock) and (iii) to increase the number of shares of Preferred Stock designated as Series B Convertible Preferred Stock.

A portion of the new authorized and designated shares of Series B Stock will be reserved for issuance upon the exercise of the Warrants (following their amendment) or upon the conversion of outstanding debt, which is by its terms  convertible into shares of Series B Stock.  No holders of outstanding shares of our Common Stock or our Preferred Stock will have any preemptive rights with respect to the contemplated issuance of new shares of Series B Stock.  We have no other present commitments, agreements or intent to issue additional shares of our Preferred Stock.

We have no present commitments, agreements, or intent to issue additional shares of our Common Stock, other than with respect to currently reserved shares issuable upon conversion of shares of our Preferred Stock, upon exercise of outstanding stock options or stock options and other stock purchase rights to be granted under our 2008 Incentive Stock Plan, or upon exercise of outstanding warrants or conversion of outstanding convertible debt. No holders of outstanding shares of our Common Stock or our Preferred Stock will have any preemptive rights with respect to any offer, issuance or sale of any additional shares of Common Stock.

Our Board of Directors believes that the increase in the number of authorized shares of Common Stock and Preferred Stock will provide the Company with adequate flexibility in the future to be able to raise capital to fund operations and corporate expansion.  Having additional shares of authorized Common Stock and Preferred Stock available and being able to designate and issue shares of authorized but previously undesignated Preferred Stock, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as our Board of Directors may determine will enable our Board of Directors to consider and act upon corporate opportunities, such as acquisitions of other companies or of rights in technologies or the establishment of strategic relationships, that may arise and would require that we have sufficient available shares.

The amendment to our Certificate of Incorporation increasing the number of authorized shares of our capital stock would permit our Board of Directors to issue additional shares up to the new authorization without further action or authorization by our Stockholders (except as may be required in a specific case by law or by the rules of any exchange or quotation service that may in the future be applicable to us).  The issuance of additional shares of Common Stock or Preferred Stock would dilute the ownership and voting rights of existing Stockholders.  The availability for issuance of additional shares of Common Stock and Preferred Stock could discourage, or make more difficult, efforts to obtain control of the Company.  For example, the issuance of shares in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.  Further, the authority of the Board of Directors to establish the voting powers, preferences and relative, participating, optional or other special rights of new series of Preferred Stock could limit or impair the rights of the holders of our Common Stock or of other series of our Preferred Stock.

Amendment of the Terms of the Series B Stock

The terms of the Series B Stock, as set forth the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Series B Terms”) provide, among other things, that the conversion price of our Series B Stock is subject to conventional weighted-average formula anti-dilution adjustment in the event we issue shares of our Common Stock or securities convertible into shares of our Common Stock at a price per share less than the conversion price then in effect (currently $0.24), subject to certain conventional exclusions including, without limitation, shares issued or issuable to employees, directors or consultants pursuant to a stock option plan or a restricted stock plan approved by our Board of Directors, shares issued or issuable in connection with an acquisition transaction and shares issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions.  The Series B Terms, as currently in effect, do not provide for a waiver of the anti-dilution adjustment.  Because we believe that such a waiver may, on occasion, be in the best interests of our Stockholders, our Board of Directors proposed, and stockholders holding shares representing a majority of the votes to which the holders of our outstanding voting capital stock are entitled have approved, an amendment to the Series B Terms to exclude from the application of the anti-dilution adjustment shares of Common Stock issued or deemed issued upon the issuance or exercise of options, warrants or other rights to acquire shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock or upon the issuance or conversion of securities convertible into shares of Common Stock in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding shares of Series B Stock.

On June 17, 2011, we entered into a Bridge Loan and Warrant Amendment Agreement with Robert S. Trump; Focus Fund L.P.; Hughes Capital; Scott A. Fine; Peter J. Richards, Empire Capital Partners, LP; Empire Capital Partners, Ltd; Empire Capital Partners Enhanced Master Fund, Ltd, who are holders of warrants for the purchase an aggregate of 22,379,232 shares of our Common Stock (collectively, the “Warrants”).  In return for the Warrant holders’ agreement to exercise their Warrants and to pay the exercise price in cash, we agreed, subject to the satisfaction of certain conditions including the amendment of our Certificate of Incorporation to permit waiver of the anti-dilution adjustment provisions of the Series B Terms, to amend the Warrants to provide that (i) the securities issuable upon exercise will be shares of Series B Stock rather than Common Stock and (ii) the exercise price will be changed to $1.30 per share of Series B Stock ($0.13 per share-equivalent of Common Stock).  Any Warrants that are not exercised will remain outstanding without amendment or alteration.

Because the exercise price of the amended Warrants would be below the current conversion price of our Series B Stock the contemplated amendment and exercise of the Warrants would trigger an anti-dilution adjustment to the conversion price of all of our outstanding Series B Stock.  Accordingly, the holders of the Warrants and certain other holders of outstanding shares of our Series B Stock, who together constitute the holders of a majority of the outstanding shares of Series B Stock, have, subject to the adoption of the proposed amendment to the Series B Terms, consented to the contemplated amendment and exercise of the Warrants in order to waive application of the anti-dilution adjustment provisions of the Series B Terms with respect to such transactions.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

Until the effectiveness of the amendments to our Certificate of Incorporation to which this Information Statement relates, we are authorized to issue 300,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share.  Of our authorized Preferred Stock, 10,000,000 shares have been designated “Series A Convertible Preferred Stock”, 9,500,000 shares have been designated “Series B Convertible Preferred Stock” and 500,000 shares remain undesignated.  As of the Record Date, June 15, 2011, 56,867,098 shares of Common Stock were issued and outstanding, 133,797 shares of Common Stock were held as treasury shares, 208,334 shares of Series A Convertible Preferred Stock were issued and outstanding and 6,320,460 shares of Series B Convertible Preferred Stock were issued and outstanding.

The following is a summary of the material terms of our capital stock under our Certificate of Incorporation and By-laws. This summary is not complete and is qualified in its entirety by reference to the DGCL,  our Certificate of Incorporation and our By-laws. Copies of the documents referred to in this summary may be obtained as described under "Additional Information."

Description of Common Stock

Voting Rights

Each holder of shares of our Common Stock is entitled to attend all special and annual meetings of our stockholders. In addition, each such holder is entitled, together with the holders of all other classes of capital stock entitled to attend special and annual stockholder meetings (subject to the provisions of any resolutions of the Board of Directors granting any holders of Preferred Stock exclusive or special voting powers with respect to any matter), to cast one vote for each outstanding share of our Common Stock held upon any matter, including the election of directors, which is properly considered and acted upon by the stockholders. Except as otherwise required by law, holders of the our Common Stock, as such, are not entitled to vote on any amendment to the our amended and restated Certificate of Incorporation (including the certificate of designation of any series of our Preferred Stock) that relates solely to the terms of one or more outstanding series of our Preferred Stock if the holders of the affected series are entitled, either voting separately or together with the holders of one or more other affected series, to vote on such amendment under the Certificate of Incorporation (including the certificate of designation of any series of our Preferred Stock) or pursuant to the DGCL.

Liquidation Rights

The holders of our Common Stock and the holders of any class or series of stock entitled to participate with the holders of our Common Stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of its debts and liabilities and after we have paid, or set aside for payment, to the holders of any class or series of Preferred Stock having preference over our Common Stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which the holders of such class or series are entitled.

Dividends

Dividends may be paid on our Common Stock and on any class or series of Preferred Stock entitled to participate with our Common Stock as to dividends on an equal per-share basis, but only when, as and if declared by the Board of Directors. Holders of our company's Common Stock will be entitled to receive any such dividends out of any assets legally available for the payment of dividends only after the provisions with respect to preferential dividends on any outstanding series of Preferred Stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our Preferred Stock.

Other Rights

Holders of our Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

Description of Series A Convertible Preferred Stock

Voting Rights

In addition to any other voting rights under law or as described below, the holders of Series A Convertible Preferred Stock are entitled to vote or consent, together with the holders of Common Stock, as a single class on all matters submitted to the vote of Common Stock holders. Each share of Series A Convertible Preferred Stock is entitled to the number of votes equal to the nearest number of whole shares of Common Stock into which it is convertible on the record date.  The separate vote or consent of 66 2/3% of the Series A Convertible Preferred Stock is required for any of the following:

(i)	directly or indirectly altering the rights, preferences, privileges, powers or restrictions of the Series A Convertible Preferred Stock;
(ii)	creating, or issuing securities of, any class or series having an equal or senior preference or priority to the Series A Convertible Preferred Stock; or
(iii)	amending our Articles of Incorporation in a way that adversely affects the rights, preferences or privileges of the holders of the Series A Convertible Preferred Stock.

Liquidation Rights

Upon a liquidation, dissolution or winding up of the Company, the holder of each share of Series A Convertible Preferred Stock is entitled to a preference payment in an amount equal to the greater of (i) $1.20 plus all declared and unpaid dividends on such share or (ii) the amount that would be payable to such holder if all shares of Series A Convertible Preferred Stock had been converted to the liquidation event.  A consolidation or merger or a sale of all or substantially all of our assets (except for a transaction in which our shareholders prior to the transaction hold 50% or more of the voting securities of the surviving or purchasing entity) shall be regarded as a dissolution, liquidation or winding up unless the holders of 66 2/3% of the then outstanding shares of Series A Convertible Preferred Stock determine otherwise.

Conversion

Each share of Series A Convertible Preferred Stock is convertible into one share of our Common Stock. The conversion ratio is adjusted to reflect any stock dividend, distribution or stock split or combination or consolidation. Conversion rights are also adjusted to reflect any change in the Common Stock by way of reorganization, recapitalization, reclassification, consolidation or merger. Fractional shares of Common Stock will not be issued upon conversion of Series A Convertible Preferred Stock and we will make a cash payment to the holder in lieu of any fractional share. Shares of Series A Convertible Preferred Stock may be converted at any time at the election of the holder thereof. All outstanding shares of the Series A Convertible Preferred Stock will be automatically converted into Common Stock when the market price for our Common Stock exceeds $3.00 (adjusted to reflect stock splits, stock dividends, combinations or consolidations) for 30 consecutive trading days. All outstanding shares of the Series A Convertible Preferred Stock will also be automatically converted into Common Stock at the election of the holders of 66 2/3% of the then outstanding Series A Convertible Preferred Stock.

Dividends

The Series A Convertible Preferred Stock is entitled to participate, on a priority basis, in all dividends declared and paid on the Common Stock.

Other Rights

Holders of our Series A Convertible Preferred Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

Description of Series B Convertible Preferred Stock

Voting Rights

Except with respect to the election of members of our Board of Directors, the holders of our Series B Convertible Preferred Stock are entitled to vote together with the holders of our Common Stock, as a single class, on all matters submitted to the holders of our Common Stock for a vote.  Each share of our Series B Convertible Preferred Stock entitles the holder thereof to a number of votes equal to the nearest number of whole shares of our Common Stock into which such share of Series B Convertible Preferred Stock is convertible.

The holders of our Series B Convertible Preferred Stock are entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Common Stock, voting together with the holders of our Series A Convertible Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Convertible Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Convertible Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.

The consent of the holders of at least 66⅔% of the then-outstanding shares of our Series B Convertible Preferred Stock for certain corporate actions, including any amendment of our Certificate of Incorporation or By-laws or any recapitalization which would adversely alter or changes the rights, preferences or privileges of our Series B Convertible Preferred Stock, any increase or decrease the number of authorized shares of our Series B Convertible Preferred Stock, the creation of a class or series of shares having preference or priority equal or senior to our Series B Convertible Preferred Stock, the declaration or payment of a dividend on our Common Stock, the redemption of any shares of our Common Stock (subject to certain specified exceptions), any merger or consolidation with another entity in a transaction immediately following which our shareholders would hold less than a majority of the voting power of the outstanding stock of the surviving corporation, the sale of all or substantially all of our assets, our liquidation or dissolution, or any increase or decrease in the size of our Board of Directors.

Liquidation Rights

The shares of our Series B Convertible Preferred Stock have a stated value of $2.40 per share (subject to adjustment for stock dividends, combinations or splits).  In the event of our voluntary or involuntary liquidation, dissolution or winding-up, after satisfaction of the claims of creditors and payment or distribution of assets is made on our Series A Convertible Preferred Stock and any other securities which, by their terms rank, senior to our Series B Convertible Preferred Stock, but before any payment or distribution of assets and any surplus funds is made on any securities that do not expressly provide that they rank senior to our Series B Convertible Preferred Stock, including, without limitation, our Common Stock, the holders of our Series B Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares plus an amount equal to all declared and unpaid dividends with respect to their shares.  Thereafter, each holder of our Common Stock shall be paid an amount per share equal to the amount per share paid to each holder of our Series B Convertible Preferred Stock, and any remaining assets will be distributed on a pro rata basis to the holders of our Common Stock and our Series B Convertible Preferred Stock.

Conversion

Each share of our Series B Convertible Preferred Stock may be converted at any time, at the option of the holder thereof, into that number of shares of our Common Stock determined by dividing (i) the stated value of such shares of our Series B Convertible Preferred Stock ($2.40) by (ii) the conversion price thereof (initially, $0.24).  Initially, the conversion rate of our Series B Convertible Preferred Stock is ten-for-one.  The conversion price of our Series B Convertible Preferred Stock is subject to conventional weighted-average formula adjustment in the event we issue shares of our Common Stock or securities convertible into shares of our Common Stock at a price per share less than the conversion price then in effect, subject to certain conventional exclusions including, without limitation, shares issued or issuable to employees, directors or consultants pursuant to a stock option plan or a restricted stock plan approved by our Board of Directors, shares issued or issuable in connection with an acquisition transaction and shares issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions.

Dividends

The Series B Convertible Preferred Stock is entitled to participate, on a priority basis, in all dividends declared and paid on the Common Stock.

Other Rights

Holders of our Series B Convertible Preferred Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

Description of Undesignated Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors from time to time and without further stockholder action to provide for the issuance of shares of our unauthorized but previously unissued Preferred Stock in one or more series, and to fix the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions of each such series, including, but not limited to, dividend rights, liquidation preferences, conversion privileges and redemption rights. Our Board of Directors will have broad discretion with respect to the creation and issuance of Preferred Stock without stockholder approval, subject to any applicable rights of holders of any shares of Preferred Stock outstanding from time to time.

The rights and privileges of holders of the Common Stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of Preferred Stock that the Board of Directors may designate and we may issue from time to time. Among other things, by authorizing the issuance of shares of Preferred Stock with particular voting, conversion or other rights, the Board of Directors could adversely affect the voting power of the holders of the Common Stock and could discourage any attempt to effect a change in control of our Company, even if such a transaction would be beneficial to the interests of our stockholders.

ADDITIONAL INFORMATION

We file reports with the SEC as required by the Exchange Act. This Information Statement should be read in conjunction with those reports, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended March 31, 2011.

You may inspect (without charge) and copy (at prescribed rates) reports and other information filed by us with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may access information about us, including reports, proxy and information statements, and other materials filed by us, at the SEC web site at: http://www.sec.gov.

If you would like additional copies of this Information Statement or any of our other SEC filings (which we will provide free of charge), or if you have any questions, please contact Shareholder Relations, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201, Telephone: (501) 376 -6477.

By order of the Board of Directors,

Cary G. Bullock
President and Chief Executive Officer

Worcester, Massachusetts
July [..], 2011

Annex A
Certificate of Amendment

to the Certificate of incorporation

of

ThermoEnergy Corporation

ThermoEnergy Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

The Board of Directors of the Corporation has duly adopted, pursuant to Section 242 of the Delaware General Corporation Law, resolutions setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable.  The stockholders of the Corporation have duly approved said amendments, in accordance with Section 242 of the Delaware General Corporation Law, by written consent in accordance with Section 228 of the Delaware General Corporation Law.  The resolutions setting forth the amendments are as follows:

Resolved:
That the Certificate of Incorporation of this Corporation, as heretofore amended, be further amended by deleting in its entirety the first paragraph of Article Fourth and substituting in place thereof the following new text:

“Fourth:  The total number of shares of stock that this Corporation is authorized to issue is four hundred fifty-five million (455,000,000) shares, of which four hundred twenty-five million (425,000,000) shares shall be Common Stock, par value $0.001 per share, and thirty million (30,000,000) shares shall be Preferred Stock, par value $0.01 per share. Of the authorized Preferred Stock, two hundred eight thousand, three hundred thirty-four (208,334) shares shall be designated “Series A Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit A hereto, twelve million (12,000,000) shares shall be designated “Series B Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit B hereto, and the remaining shares shall be undesignated.  Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of this Corporation is authorized to issue the undesignated Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock.  Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.”

Resolved

Further:
That the Certificate of Incorporation of this Corporation, as heretofore amended, be further amended by (i) deleting the word “and” from the end of Section 6(g)(ii)(F) of the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Description”), (ii) by deleting the period from the end of Section 6(g)(ii)(G) of the Description and substituting in place thereof a semi-colon and the word “and” and (iii) by adding at the end of Section 6(g)(ii) of the Description the following new provision:  “(H) shares of Common Stock issued or deemed issued upon the issuance or exercise of options, warrants or other rights to acquire shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock or upon the issuance or conversion of securities convertible into shares of Common Stock in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock.”

* * *

In witness whereof, the Corporation has caused this Certificate of Amendment to be duly executed this [     ]  day of [.              ] 2011.

ThermoEnergy Corporation

/s/ Cary G. Bullock
Cary G. Bullock, President and Chief Executive Officer